Exhibit (13)(c)

FORM OF SCHEDULE A

TO THE ADMINISTRATIVE SERVICES AGREEMENT

INVESTMENT PORTFOLIO LIST

EFFECTIVE AS OF [ ], 2009

HighMark 100% U. S. Treasury Money Market Fund

HighMark California Tax-Free Money Market Fund

HighMark Diversified Money Market Fund

HighMark Treasury Plus Money Market Fund

HighMark U. S. Government Money Market Fund

HighMark Balanced Fund

HighMark Core Equity Fund

HighMark Large Cap Growth Fund

HighMark Large Cap Value Fund

HighMark Small Cap Value Fund

HighMark Value Momentum Fund

HighMark Bond Fund

HighMark California Intermediate Tax-Free Bond Fund

HighMark National Intermediate Tax-Free Bond Fund

HighMark Short Term Bond Fund

HighMark Income Plus Allocation Fund

HighMark Growth & Income Allocation Fund

HighMark Capital Growth Allocation Fund

HighMark Diversified Equity Allocation Fund

HighMark International Opportunities Fund

HighMark Cognitive Value Fund

HighMark Enhanced Growth Fund

HighMark Small Cap Advantage Fund

HighMark Fundamental Equity Fund

HighMark Equity Income Fund

HighMark Geneva Growth Fund

HighMark Geneva Small Cap Growth Fund

HighMark NYSE Arca Tech 100 Index Fund

HighMark Wisconsin Tax-Exempt Fund

and any other portfolios hereafter created by the Trust after the date of this Agreement